Exhibit 10.1

SECOND AMENDMENT TO
MOTORCAR PARTS OF AMERICA, INC.
2022 INCENTIVE AWARD PLAN

This Second Amendment ("Second Amendment") to the Motorcar Parts of America, Inc. 2022 Incentive Award Plan (the "Plan"), is adopted by the Board of Directors (the "Board") of Motorcar Parts of America, Inc., a New York corporation (the "Company"), effective as of September 10, 2026 (the "Amendment Effective Date"). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.
The Company currently maintains the Plan.

B.
Pursuant to Section 13.1 of the Plan, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Compensation Committee of the Board, subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.
The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares which may be issued pursuant to awards under the Plan, including the number of shares which may be issued under the Plan upon the exercise of Incentive Stock Options (as defined in the Plan).

AMENDMENT

The Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1.
Section 3.l(a). Section 3.l(a) of the Plan is hereby amended and restated in its entirety with the following:

"Subject to Sections 3.l(b) and 13.2 hereof, the aggregate number of Shares which may be issued pursuant to Awards under the Plan shall be equal to the sum of (i) 1,780,111 Shares; and (ii) any Shares which are subject to Prior Plan Awards and Prior Director Plan Awards which become available for issuance under the Plan following the Effective Date pursuant to Section 3.l(b) (the "Share Limit"). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be I,780,111 Shares. As of the Effective Date, the Company will cease granting awards under the Prior Plan and the Director Plan; however, awards issued under the Prior Plan and the Director Plan and outstanding as of the Effective Date will remain subject to the terms of the applicable plan."

2.
This Second Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan.

3.
Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.